Exhibit 99

          DISCLAIMER LEGEND FOR COMPUTATIONAL MATERIALS FOR PUBLIC CMBS

Copyright 2005 JPMorgan Chase & Co. - All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Information has been obtained from sources believed to be reliable but JPMorgan does not warrant its completeness or accuracy. This material is not intended as an offer or solicitation for the purchase or sale of any financial instrument. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

The information contained herein is qualified in its entirety by the information in the prospectus and prospectus supplement for this transaction. The information contained herein is preliminary as of the date hereof, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus and prospectus supplement relating to the securities and any other information subsequently filed with the Securities and Exchange Commission. These materials are subject to change, completion or amendment from time to time without notice and JPMorgan is under no obligation to keep you advised of such changes. These materials have been provided to you for informational purposes only and may not be relied upon by you in evaluat ing the merits of investing in the securities described herein. Any investment decision with respect to the securities should be made by you based solely upon the information contained in the final prospectus and prospectus supplement relating to the securities. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the issuer. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. Neither JP Morgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

JPMCC 05-CIBC13 Scenario Analyses

Class                                                        A-4                      A-M                      A-J
                                                          ----------------------   ----------------------   ----------------------
Price (%)                                                  99.95039%                99.55037%                99.10020%
                                                          ----------------------   ----------------------   ----------------------
                                                          WAL (yrs)    Yield (%)   WAL (yrs)    Yield (%)   WAL (yrs)    Yield (%)
                                                          ---------    ---------   ---------    ---------   ---------    ---------
Base Case                     0/0                              9.75        5.467        9.95        5.522        9.96        5.582

Prepayment Analysis           50 CPY                           9.71        5.466        9.92        5.520        9.95        5.581
                              100 CPY                          9.51        5.462        9.70        5.518        9.70        5.580

Balloon Extensions            3 years                         12.45        5.473       12.93        5.518       12.95        5.568

Default Analysis              1 CDR/ 25% LS                    9.46        5.467        9.95        5.522        9.97        5.582
                              1 CDR/ 50% LS                    9.61        5.467        9.95        5.522        9.99        5.582
                              5 CDR/ 25% LS                    8.29        5.467        9.93        5.522       10.00        5.582
                              5 CDR/ 50% LS                    9.13        5.467        9.99        5.522       11.90        1.604

Default and Prepay Analysis   50 CPY / 1.8% CDR/ 40% LS        9.36        5.466        9.93        5.521        9.98        5.581

Notes:

All prepayments are after the end of Lockout/Defeasance and YM

All defaults start in period 1 and have a 12 month recovery lag. Servicer advances P&I.

CLASS A2 STRESS

0) BASE CASE 0/0
Price 99.99605
Spread to Swaps: 24
WAL: 4.87

1) EXTEND 1/2 BALANCE OF 5YR LOANS 12 MONTHS
   EXTEND ALL 7YR LOANS 12 MONTHS
Price 99.99605
Spread to Swaps: 23
WAL: 5.37

2) EXTEND 1/2 BALANCE OF 5YR LOANS 36 MONTHS
   EXTEND ALL 7YR LOANS 36 MONTHS
Price 99.99605
Spread to Swaps: 20
WAL: 6.35